Tonix Pharmaceuticals Holding Corp. 10-Q

Exhibit 10.01

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED. THE OMISSIONS HAVE BEEN INDICATED BY “[***].”

EXECUTION COPY

ASSET PURCHASE AGREEMENT

This ASSET PURCHASE AGREEMENT (“Agreement”), dated August 19, 2019 (the “Effective Date”), is entered into by and among TRImaran Pharma, Inc., a Delaware corporation (“Seller”), Tonix Pharmaceuticals, Inc., a Delaware corporation (“Buyer”) and, solely for the purposes of Section 3.1(b), Section 6.1, Section 6.2 and Exhibit F, each of the Seller Shareholders (as defined below).

Background

WHEREAS, Seller is the sole owner of the Purchased Assets (as defined below); and

WHEREAS, Seller desires to sell, transfer and assign to Buyer, and Buyer desires to acquire and assume from Seller, all of the Purchased Assets and Assumed Liabilities, all as more specifically provided herein;

NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

ARTICLE 1
DEFINITIONS

Section 1.1      Definitions

All terms not defined below are as defined elsewhere in this Agreement.

“Affiliate” means any Person that directly or indirectly Controls, is Controlled by or is under common Control with another Person. A Person will be deemed to “Control” another Person if it has the power to direct or cause the direction of the other Person, whether through ownership of securities, by contract or otherwise.

“Applicable Laws” means, in respect of any Person, property, transaction, event or course of conduct, all applicable laws, statutes, regulations, rules, ordinances, regulatory policies, codes, guidelines, official directives, orders, rulings, judgments and decrees of any Governmental Authority.

“Assumed Liabilities” means (a) any Liabilities of the Seller arising after the Effective Date under the Transferred Contracts and (b) certain accounts payable of Seller identified on Exhibit A attached hereto (up to a maximum, aggregate amount of $68,500), to the extent evidenced by invoices from the applicable payee or other documentation reasonably acceptable to Buyer.

“Business Day” means any day other than a Saturday, Sunday or other day on which banks in New York, New York, USA, are permitted or required to close by law or regulation.

“Compounds” means any and all Pyran-based compounds under development by Seller, including, but not limited to, those certain Pyran-based compounds described on Exhibit B.

“Encumbrance” means any mortgage, charge, lien, security interest, easement, right of way, pledge or encumbrance of any nature whatsoever.

“Excluded Liabilities” means any and all Liabilities of Seller that are not expressly included in the definition of Assumed Liabilities, including, but not limited to:

(a)       any and all Liabilities arising prior to or on the Effective Date under the Transferred Contracts;

(b)       any and all Liabilities of Seller with respect to taxes;

(c)       any and all Liabilities arising out of or otherwise relating to the employment or service of any person by Seller;

(e)       any and all Liabilities of Seller under this Agreement or incurred in connection with the negotiation or consummation of this Agreement; and

(f)       any and all Liabilities of the Seller arising out of events, transactions, facts, acts or omissions which occurred prior to or on the Effective Date.

“FDA” means the United States Food and Drug Administration or any successor agency performing similar functions.

“Governmental Authority” means any court, governmental agency, department or commission or other governmental authority or instrumentality, including, but not limited to, the FDA.

“Intellectual Property Rights” means all right, title and interest of Seller (including, but not limited to, rights held under any other Transferred Contract) in and to (a) the Patent Rights, (b) the Trademarks, (c) the Know-How, (d) the Technical Information and (e) any copyrights and other intellectual property related to any of the foregoing, the Technology and/or any of the Compounds.

“Know-How” means any know-how, show-how, technical and non-technical information, trade secrets, formulae, techniques, sketches, drawings, materials, models, inventions, designs, specifications, processes, apparatus, equipment, databases, research, experimental work, development, pharmacology and clinical data, software programs and applications, software source documents, third-party licenses, and any other type of intellectual property right (other than the Patent Rights), in each case related to the Technology and/or any of the Compounds.

“Liabilities” means any and all debts, liabilities and obligations, whether accrued or fixed, absolute or contingent, matured or unmatured, or determined or determinable, including those arising under any law, action or governmental order and those arising under any contract, agreement, arrangement, commitment or undertaking, or otherwise.

“Losses” means, collectively, any and all damages, losses, taxes, Liabilities, claims judgments, penalties, costs and expenses (including reasonable legal fees and expenses).

“Net Sales” means the amount invoiced by Buyer or any of its Affiliates (each, a “Selling Party”) for sales of a given Product to a Third Party purchaser, less any and all deductions actually taken by a Selling Party with respect to Product sales in accordance with U.S. generally accepted accounting principles as in effect at the relevant time or for the relevant period, applied on a consistent basis during the period involved, including, but not limited to, deductions for:

(a)	trade, quantity and cash discounts, coupons, rebates and other price reductions for the Product;

(b)	credits and allowances for rejection or return of Products previously sold, price protection and shelf stock adjustments; reprocurement charges and other similar charges and inventory management fees;

(c)	amounts written off as bad debt; and

(d)	rebates and chargebacks, including, but not limited to, any payments required by law to be made under Medicaid, Medicare or other government medical assistance programs.

Notwithstanding anything to the contrary, the transfer of a Product shall not be considered a sale of a Product under this Agreement to the extent such transfer (i) is in connection with the research, development or testing of a Product or (ii) is for sample purposes.

For the avoidance of doubt, the transfer of Product by a Selling Party or one of its Affiliates to another Affiliate of such Selling Party for resale shall not be considered a sale; in such cases, Net Sales shall be determined based on the amount invoiced or otherwise billed by such Affiliate to an independent Third Party, less the Net Sales Deductions allowed under this Section.

“Parties” means collectively the Seller and Buyer.

“Party” means either the Seller or Buyer.

“Patent Rights” means (a) all patents and patent applications licensed to Seller pursuant to the WSU License (including, but not limited to, the patents and patent applications listed on Exhibit C) and (b) any and all other patents and patent applications owned by or licensed to Seller.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, trust, business association, organization, Governmental Authority or other entity.

“Product” means any pharmaceutical product that incorporates any of the Compounds.

“Purchased Assets” means:

(a)	the Intellectual Property Rights;

(b)	the Transferred Contracts;

(c)	any inventories of Compound or other supplies, equipment and other tangible assets used in connection with the development of the Compounds;

(d)	all authorizations, consents, approvals, licenses, orders, permits and exemptions of, and filings or registrations with, any Governmental Authority, to the extent transferable by the Seller;

(e)	all books, records, files and papers relating to, or necessary to the conduct of, the Seller’s Business;

(f)	all rights and claims of the Seller, whether mature, contingent or otherwise, against any Person, whether in tort, contract or otherwise, including, without limitation, causes of action, unliquidated rights and claims under or pursuant to all warranties, representations and guarantees made by manufacturers, suppliers or vendors, claims for refunds, rights of off-set and credits of all kinds and all other general intangibles; provided, however, that such rights and claims shall not include any rights and claims of Seller under this Agreement;

(g)	the benefit of coverage provided by all current and expired insurance policies of Seller to the extent they relate to any of the Purchased Assets or Assumed Liabilities; and

(h)	all other assets used or useful in the development of the Compounds, whether or not reflected on the books and records of the Seller.

“Seller Shareholders” means each of the following individuals: Walter Piskorski, Frank Bymaster, Timothy Hsu and Aloke Dutta, Ph.D..

“Technical Information” means any and all data and other information that exists as of the Effective Date and relates to the Technology and/or any of the Compounds or is otherwise necessary or useful for the further development or commercialization of any of the Compounds or any Products, including, but not limited to, any investigational new drug applications, correspondence with FDA or other governmental authorities, clinical data, pre-clinical data, adverse event data, pharmaceutical development reports, formulations and any and all other medical and technical information.

“Technology” means the inventions described in the Patent Rights and any and all other technology under development by Seller related to the Compounds and/or any Products.

“Third Party” means any legal person, entity or organization other than Buyer, Seller or an Affiliate of either Party.

“Tonix Stock” means the common stock of Tonix Pharmaceuticals Holding Corp., which is the parent company of Buyer.

“Trademarks” means all rights with respect to (a) the “TRImaran Pharma” trademark, trade name and related logo, (b) the trimaranpharmainc.com domain name and (c) any and all other trademarks, service marks, service names, trade names, internet domain names, brand marks, brands, trade dress, package designs, product inserts, labels, logos and associated artwork owned by Seller, including any and all applications or registrations for any of the foregoing, and extensions, renewals, continuations or re-issues thereof, or amendments or modifications thereto.

“Trading Day” means a day on which Tonix Stock trades on the NASDAQ exchange.

“Transferred Contracts” means (a) the WSU License and (b) the contracts listed on Exhibit D.

“WSU License” means that certain Exclusive License Agreement dated January 11, 2016, by and between Seller and Wayne State University.

Section 1.2            Interpretation. When used in this Agreement the words “include”, “includes” and “including” will be deemed to be followed by the words “without limitation.” Any terms defined in the singular will have a comparable meaning when used in the plural, and vice-versa.

Section 1.3            Currency. All currency amounts referred to in this Agreement are in United States Dollars, unless otherwise specified.

ARTICLE 2
PURCHASE AND SALE OF ASSETS

Section 2.1            Purchase and Sale. Seller hereby sells, assigns, transfers, conveys and delivers to Buyer, and Buyer hereby purchases, acquires and accepts, all right, title and interest in and to the Purchased Assets, free and clear of all Encumbrances.

Section 2.2            Assumption of Assumed Liabilities; Excluded Liabilities. Buyer hereby assumes only the Assumed Liabilities. Buyer will not assume or be liable for any of the Excluded Liabilities. Seller shall pay, discharge and satisfy, as they become due, all Excluded Liabilities.

Section 2.3            Deliveries. Within three (3) business days after the Effective Date, Seller will deliver to Buyer (a) any tangible materials included in the Purchased Assets and (b) copies (in the format in which they are maintained by Seller) of all books, records, data, contracts, files and other information included in the Purchased Assets.

Section 2.4 Amended and Restated WSU License. Prior to the Effective Date, Buyer and WSU have entered into an Amended and Restated Exclusive License Agreement, which becomes effective as of the Effective Date and, as of the Effective Date, replaces and supersedes the WSU License in its entirety.

ARTICLE 3
FINANCIAL TERMS

Section 3.1            Purchase Price. As consideration for the Purchased Assets, in addition to Buyer’s assumption of the Assumed Liabilities, on the twenty-first (21st) Trading Day after occurrence of a milestone set forth in the below table (each, a “Milestone”), Buyer will, at Buyer’s option, either (a) cause to be issued a number of restricted shares of Tonix Stock determined by dividing (i) the “Consideration Amount” set forth in the below table for such Milestone by (ii) the volume-weighted average price of Tonix Stock on the NASDAQ exchange over the preceding twenty (20) Trading Days (the “Equity Consideration”) or (b) make a cash payment equal to the “Consideration Amount” set forth in the below table for such Milestone (“Cash Consideration”). For the avoidance of doubt, the decision as to whether to provide Equity Consideration or Cash Consideration (collectively, “Consideration”) for a given Milestone will be made by Buyer in its sole discretion on a Milestone-by-Milestone basis.

Milestone	Consideration Amount
Effective Date	$100,000
[***]	$[***]

Milestone	Consideration Amount
[***]	$[***]
[***]	$[***]
[***]	$[***]
[***]	$[***]
[***]	$[***]
[***]	$[***]
[***]	$[***]

(a)	Buyer will pay a portion of any Cash Consideration (or cause a portion of any Equity Consideration to be issued) to each of the Seller Shareholders in the proportions listed on Exhibit E. For the avoidance of doubt: (a) any Consideration for a given Milestone will be issued one-time only, even if such Milestone is achieved more than once, (b) each amount set forth in the above table for each Milestone is the aggregate Consideration to be paid or issued by Buyer for such Milestone and (c) Buyer will not pay or issue any Consideration directly to Seller.

(b)	Any shares of Tonix Stock to be issued pursuant to this Agreement have not been registered under the Securities Act of 1933, as amended, or state securities laws and may not be offered or sold in the United States absent registration with the Securities and Exchange Commission or an applicable exemption from such registration requirements. Any shares of Tonix Stock to be issued pursuant to this Agreement are subject to a lock-up period ending on the date that is six (6) months after the date on which such shares are issued. Such lock-up period is binding on transferees of such shares. Concurrently with the execution of this Agreement, and as a condition to the issuance of any Equity Consideration, Seller shall cause each Seller Shareholder to execute a Lock-Up Agreement in the form attached hereto as Exhibit F.

Section 3.2           Taxes. Each Party agrees to report (and to cause its Affiliates to report) the transactions contemplated by this Agreement in a manner consistent with applicable law and with the terms of this Agreement, and agrees not to take any position inconsistent therewith on any tax return, in any tax refund claim, in any litigation or otherwise. [***] Buyer shall have no obligation, however, for any capital gains or other income taxes owed by Seller as a result of the transaction.

ARTICLE 4
REPRESENTATIONS AND WARRANTIES OF SELLER

Seller hereby represents and warrants to Buyer as follows:

Section 4.1            Organization; Authority; Execution and Delivery. Seller is a corporation, duly organized, validity existing and in good standing under the laws of the State of Delaware. Seller has the requisite corporate power and authority to enter into this Agreement and to consummate the transaction contemplated hereby. The execution and delivery of this Agreement by Seller and the consummation of the transactions contemplated hereby have been validly authorized. This Agreement has been executed and delivered by Seller and, assuming the due authorization, execution and delivery of this Agreement by Buyer, will constitute the legal and binding obligation of Seller, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws affecting creditors’ rights generally from time to time in effect and to general principles of equity (including concepts of materiality, reasonableness, good faith and fair dealing) regardless of whether considered in a proceeding in equity or at law.

Section 4.2            Consents; No Violation, Etc. The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby (including the transfer of the Purchased Assets to Buyer) and the compliance with the terms hereof will not: (i) violate any Applicable Law applicable to Seller, (ii) conflict with any provision of the certificate of incorporation or by-laws (or similar organizational document) of Seller, (iii) conflict with or violate any Transferred Contract or any other contract to which Seller is a party or by which it is otherwise bound or (iv) require Seller to obtain any approval, authorization, consent, license, exemption, filing or registration from or with any court, arbitrator, Governmental Authority or pursuant to any contract by which Seller is bound or that otherwise relates to any of the Purchased Assets or the Product.

Section 4.3            Litigation. There are no claims, suits, actions or other proceedings pending or threatened in writing against Seller at law or in equity before or by any Governmental Authority, domestic or foreign, involving or related to the Purchased Assets or which may in any way adversely affect the performance of Seller’s obligations under this Agreement or the transactions contemplated hereby.

Section 4.4            Title to Purchased Assets. Immediately prior to the transfer of the Purchased Assets to Buyer, Seller is the sole and exclusive owner of, has good and valid title to all of the Purchased Assets, free and clear of all Encumbrances, and has the right to convey the same to Buyer without conflicting with the terms of any contract to which Seller or any of its Affiliates is bound. No Third Party holds any license, option, reversionary interest or other right with respect to any of the Purchased Assets or the Product.

Section 4.5            No Undisclosed Liabilities. Seller does not have any Liabilities, except for immaterial Liabilities incurred since December 31, 2018, in the ordinary course of the business of Seller that do not exceed [***] (none of which results from, arises out of or relates to any breach or violation of, or default under, any Transferred Contract or Applicable Law).

Section 4.6            Transferred Contracts. Seller has delivered to Buyer complete copies of each of the Transferred Contracts, including any and all amendments thereto and (i) each Transferred Contract is valid, binding and enforceable on Seller (subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws affecting creditors’ rights generally from time to time in effect and to general principles of equity regardless of whether considered in a proceeding in equity or at law) and is in full force and effect, (ii) neither Seller (nor to Seller’s knowledge, any other party to a Transferred Contract) is in material breach or violation of, or default under, any Transferred Contract and (iii) no consent of any Person is required in connection with the assignment of the Transferred Contracts to Buyer pursuant to this Agreement.

Section 4.7            Compliance with Applicable Law. The research and development of the Compounds and the Technology has at all times been conducted in compliance with all applicable Government Rules.

Section 4.8            Product Intellectual Property. There are no Patent Rights, other than the Patent Rights that are licensed to Seller pursuant to the WSU License. All of the Intellectual Property Rights are valid, enforceable and in full force and effect. To Seller’s knowledge, the use of the Compounds and the Technology in connection with the development, manufacture, use, sale and commercialization of any Products does not and will not infringe, misappropriate or violate any patent, copyright, trade secret or other intellectual property or contractual right of any Third Party. Seller has not received any charge, complaint, claim, demand, or notice alleging any such infringement, misappropriation, or violation in the Territory (including any claim that Seller must license or refrain from using any intellectual property rights relating to the Compound or any Technology).

Section 4.9            No Other Product-Related Assets. The Purchased Assets constitute substantially all of the assets of Seller. Except for the Purchased Assets, neither Seller nor any of its Affiliates nor any Selling Shareholder holds any ownership, license, option, right of reference or other right or interest in or to any patent, copyright, trade secret, trademark, data, know-how, contractual right or other tangible or intangible asset that is necessary or useful for the development or commercialization of the Technology or any Compound or Product.

Section 4.10         Taxes. Seller does not have any Liability with respect to any taxes for which Buyer would reasonably be expected to become liable or that would reasonably be expected to adversely affect Buyer’s right to use and enjoy any of the Purchased Assets, free and clear of any Encumbrances, including liens for Taxes.

Section 4.11         No Brokers. Neither Seller nor any of its Affiliates has any liability or obligation to pay any fees or commissions to any broker, finder or other agent with respect to this Agreement for which Buyer could become liable or obligated or which could result in an Encumbrance being filed against any of the Purchased Assets.

Section 4.12          No Other Representations or Warranties. Except for the representations and warranties of Seller expressly set forth in this Article 4 and in Exhibit E, neither Seller nor any other Person makes any other express or implied representation or warranty on behalf of Seller.

ARTICLE 5
REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer hereby represents and warrants to Seller as follows:

Section 5.1            Organization; Authority; Execution and Delivery. Buyer is a duly organized, validly existing and in good standing under the laws of the State of Delaware. Buyer has the company power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Buyer and the consummation of the transactions contemplated hereby have been authorized. This Agreement has been executed and delivered by Buyer and, assuming the due authorization, execution and delivery of this Agreement by Seller, constitutes the legal and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws affecting creditors’ rights generally from time to time in effect and to general principles of equity (including concepts of materiality, reasonableness, good faith and fair dealing regardless) of whether considered in a proceeding in equity or at law.

Section 5.2            Consents; No Violations, Etc. The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby (including the transfer of the Purchased Assets to Buyer) and the compliance with the terms hereof will not: (i) violate any Applicable Law applicable to Buyer, (ii) conflict with any provision of the operating agreement (or similar organizational document) of Buyer, (iii) conflict with or violate any contract to which Buyer or any of its Affiliates is a party or by which it is otherwise bound or (iv) require Buyer or any of its Affiliates to obtain any approval, authorization, consent, license, exemption, filing or registration from or with any court, arbitrator, Governmental Authority or pursuant to any contract by which Buyer or any of its Affiliates is bound.

Section 5.3            No Brokers. Neither Buyer nor any of its Affiliates has any liability or obligation to pay any fees or commissions to any broker, finder or other agent with respect to this Agreement for which Seller could become liable or obligated.

Section 5.4            No Other Representations or Warranties. Except for the representations and warranties of Buyer expressly set forth in this Article 5, neither Buyer nor any other Person makes any other express or implied representation or warranty on behalf of Buyer.

ARTICLE 6
OTHER AGREEMENTS

Section 6.1            Restrictive Covenants. As a material inducement for Buyer to enter into this Agreement, Seller and each Seller Shareholder agrees to the covenants and restrictions set forth below in this Section 6.1, and Seller and each Seller Shareholder hereby acknowledges and agrees that Buyer would not execute and deliver this Agreement and consummate the transactions contemplated hereby in the absence of such covenants by Seller and the Seller Shareholders.

(a)	Seller and each Seller Shareholder: (i) shall not, directly or indirectly, disclose or use or otherwise exploit for their own benefit or for the benefit of any other Person, any of the Know-How, Technical Information or other non-public information included in the Purchased Assets (collectively, “Confidential Information”) and (ii) shall safeguard any Confidential Information in their possession or control by all reasonable measures. Seller and each Seller Shareholder acknowledges and agrees that any and all Confidential Information will be, as of the Effective Date, the exclusive property of Buyer.

(b)	For a period of three (3) years from the Effective Date (the “Restricted Period”), Seller and each Seller Shareholder shall not (whether directly or through any Affiliate, licensee or other Third Party) engage the development or commercialization of any therapeutic containing any pyran-based drug compound for the treatment of post-traumatic stress disorder, attention deficit hyperactivity disorder or major depressive disorder (the “Restricted Field”) (provided, however, that nothing in this Section 6.1(b) shall restrict Aloke Dutta from conducting research activities for WSU or any other academic institution).

(c)	Each Seller Shareholder further agrees that, during the Restricted Period, he will not directly or indirectly, serve as director, consult with, provide services to, own any interest in or otherwise provide finances to any Person that is engaged in the Restricted Field (other than ownership of stock or other securities in a publicly traded entity).

(d)	During the Restricted Period, Seller and each Seller Shareholder shall not solicit for employment or other engagement any employee or agent of Buyer or any of its Affiliates.

Section 6.2            Notice to Buyer of CNS Candidates. In the event that during the Restricted Period, Seller or any Seller Shareholder engages in the research or development of any potential therapeutic compound for the treatment of any central nervous system disorder in humans (a “CNS Candidate”), Seller or such Seller Shareholder (as applicable) shall promptly notify Buyer of such CNS Candidate and provide Buyer a reasonable opportunity to make an offer to acquire or license rights with respect to such CNS Candidate.

Section 6.3            Seller’s Name. Within ten (10) Business Days after the Effective Date, Seller shall (a) amend its Certificate of Incorporation to a name not containing the word “TRImaran” or any term confusingly similar thereto and (b) abandon any and all fictitious business name filing(s) for any name that includes “TRImaran” or any term confusingly similar thereto.

Section 6.4           Bulk Sales. Seller shall use best efforts to comply with the provisions of any bulk sales, bulk transfer or similar Applicable Laws of any jurisdiction that may otherwise be applicable with respect to the sale of any or all of the Purchased Assets to Buyer; it being understood that any Liabilities arising out of the failure of Seller to comply with the requirements and provisions of any bulk sales, bulk transfer or similar Applicable Laws of any jurisdiction shall be treated as Excluded Liabilities.

Section 6.5           Further Assurances. Each Party, upon the request of the other Party and without further consideration, will do, execute, acknowledge and deliver or cause to be done, executed, acknowledged or delivered all such further acts, deeds, documents, assignments, transfers, conveyances, powers of attorney and assurances as may be reasonably necessary to effect complete consummation of the transactions contemplated by this Agreement.

ARTICLE 7
INDEMNIFICATION; LIABILITY

Section 7.1 Indemnification by Seller. Seller hereby agrees to indemnify and defend Buyer and its Affiliates, and their respective officers, directors and employees (the “Buyer Indemnified Parties”) against, and agrees to hold them harmless from, any Losses to the extent such Losses arise from or in connection with the following:

(a)           any breach by Seller of any representation or warranty made by Seller under this Agreement;

(b)           any breach by Seller of any of its covenants, agreements or obligations contained in this Agreement;

(c)           any taxes of Seller; and

(d)           any of the Excluded Liabilities.

Section 7.2 Indemnification by Buyer. Buyer hereby agrees to indemnify and defend Seller and its officers, directors and employees (the “Seller Indemnified Parties”) against, and agrees to hold them harmless from, any Losses to the extent such Losses arise from or in connection with the following:

(a)           any breach by Buyer of any representation or warranty made by Buyer under this Agreement;

(b)           any breach by Buyer of any of its covenants, agreements or obligations contained in this Agreement; and

(c)           any of the Assumed Liabilities.

Section 7.3           Certain Limitations. The aggregate amount of all Losses that may be recovered by the Buyer Indemnified Parties from Seller pursuant to all claims for indemnification for breaches of representations and/or warranties under Section 7.1(a) (other than with respect to (A) fraud and/or (B) Seller’s breach of any of the representations or warranties in Section 4.1 (“Organization; Authority; Execution and Delivery”), Section 4.2 (“Consents; No Violation, Etc.”) or Section 4.4 (“Title to Purchased Assets”) (collectively, the “Fundamental Representations”)), and the aggregate amount of all Losses that may be recovered by the Seller Indemnified Parties from Buyer pursuant to all claims for indemnification for breaches of representations and/or warranties under Section 7.2(a), shall not exceed, in each case, Four Million Dollars ($4,000,000.00) (the “Cap”). For the avoidance of doubt, the Cap shall not apply to either Party’s indemnity obligations under Section 7.1(b), Section 7.1(c), Section 7.1(d), Section 7.2(b), or Section 7.2(c).

Section 7.4            Survival of Representations and Warranties. Except for the Fundamental Representations (which shall survive and remain in full force and effect at all times after the Effective Date), the representations and warranties set forth in Article 4 and Article 5 shall survive and remain in full force and effect until the date that is twenty-four (24) months after the Effective Date.

Section 7.5            Sole Remedy. Except in the event of fraud, the Parties acknowledge and agree that their sole and exclusive remedy with respect to any and all claims with respect to breaches of any representation or warranty stated in Article 4 or Article 5 shall be pursuant to the rights to indemnification set forth in this Article 7.

Section 7.6            Indemnity Procedures.

(a)           In order for an indemnified party under this Article 7 (an “Indemnified Party”) to be entitled to any indemnification provided for under this Agreement, the Indemnified Party will, within a reasonable period of time following the discovery of the matters giving rise to any Losses, notify its applicable insurer and the indemnifying party under this Article 7 (the “Indemnifying Party”) in writing of its claim for indemnification for such Losses, specifying in reasonable detail the nature of the Losses and the amount of the liability estimated to accrue therefrom; provided, however, that failure to give notification will not affect the indemnification provided hereunder, except to the extent the Indemnifying Party will have been actually prejudiced as a result of the failure. Thereafter, the Indemnified Party will deliver to the Indemnifying Party, within a reasonable period of time after the Indemnified Party’s receipt of such request, all information, records and documentation reasonably requested by the Indemnifying Party with respect to such Losses. The Indemnifying Party shall control all litigation reflecting to the indemnification. Without limiting the foregoing, the Indemnified Party shall control choice of counsel, staffing, and all decisions to be made with the litigation.

(b)           If the indemnification sought pursuant hereto involves a claim made by a Third Party against the Indemnified Party (a “Third Party Claim”), the Indemnifying Party will be entitled to participate in the defense of such Third Party Claim and, if it so chooses, to assume the defense of such Third Party Claim with counsel selected by the Indemnifying Party. Should the Indemnifying Party so elect to assume the defense of a Third Party Claim, the Indemnifying Party will not be liable to the Indemnified Party for any legal expenses subsequently incurred by the Indemnified Party in connection with the defense thereof. If the Indemnifying Party assumes such defense, the Indemnifying Party will control such defense. The Indemnifying Party will be liable for the reasonable fees and expenses of counsel employed by the Indemnified Party for any period during which the Indemnifying Party has not assumed the defense thereof (other than during any period in which the Indemnified Party will have failed to give notice of the Third Party Claim as provided above). If the Indemnifying Party chooses to defend or prosecute a Third Party Claim, all of the parties hereto will cooperate in the defense or prosecution thereof. Such cooperation will include the retention and (upon the Indemnifying Party’s request) the provision to the Indemnifying Party of records and information, which are reasonably relevant to such Third Party Claim, and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. If the indemnifying Party chooses to defend or prosecute any Third Party Claim, the Indemnifying Party will seek the approval of the Indemnified Party (not to be unreasonably withheld) to any settlement, compromise or discharge of such Third Party Claim the Indemnifying Party may recommend and which by its terms obligates the Indemnifying Party to pay the full amount of the liability in connection with such Third Party Claim. Whether or not the Indemnifying Party will have assumed the defense of a Third Party Claim, the Indemnified Party will not admit any liability with respect to, or settle, compromise or discharge, such Third Party Claim without the Indemnifying Party’s prior written consent). The Indemnifying Party shall reimburse upon demand, all reasonable costs and expenses incurred by the Indemnified Party in cooperation with the defense or prosecution of the Third Party Claim.

Section 7.7            Holdback. Notwithstanding anything herein to the contrary, in addition to any other rights available to any Buyer Indemnified Party under this Agreement or otherwise: (a) Buyer, in its sole discretion, may forever retain all or such portion of the Consideration equal in value to the amount of any indemnification obligations owed by Seller pursuant to this Article 7, as and when the Buyer Indemnified Party incurs or suffers a Loss and (b) in the event that Buyer exercises its right to retain all or any portion of the Consideration, Seller shall remain liable for any unsatisfied indemnification obligations under this Article 7.

ARTICLE 8
GENERAL PROVISIONS

Section 8.1            Expenses. Except as otherwise specified in this Agreement, all costs and expenses, including fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated hereby will be paid by the Party incurring such costs and expenses.

Section 8.2            Notices. All notices and other communications required or permitted to be given or made pursuant to this Agreement shall be in writing signed by the sender and shall be deemed duly given: (a) on the date delivered, if personally delivered, (b) on the date sent by facsimile with automatic confirmation by the transmitting machine showing the proper number of pages were transmitted without error, (c) on the Business Day after being sent by Federal Express or another recognized overnight mail service which utilizes a written form of receipt for next day or next business day delivery, or (d) upon receipt after mailing, if mailed by United States postage-prepaid certified or registered mail, return receipt requested, in each case addressed to the applicable party at the address set forth below; provided that a Party may change its address for receiving notice by the proper giving of notice hereunder:

if to Buyer, to:

Tonix Pharmaceuticals, Inc.

509 Madison Avenue, Suite 306

New York, NY 10022

Attention: Seth Lederman, M.D.

   Chief Executive Officer

with a copy to:

Lowenstein Sandler LLP
One Lowenstein Drive
Roseland, New Jersey 07068
Facsimile: (973) 597-2400

Attn: Michael J. Lerner, Esq.

if Seller, to:

TRImaran Pharma, Inc.

115 Hawthorne Village Rd.

Nashua, NH 03062

Attention: Walter Piskorski

with a copy to:

Frank Bymaster

8545 N. County Rd. 650 E

Brownsburg, IN 46112

Section 8.3            Headings. The table of contents and headings contained in this Agreement are for reference purposes only and will not affect in any way the meaning or interpretation of this Agreement.

Section 8.4            Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced under any law or public policy, all other terms and provisions of this Agreement will nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties will negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner in order to ensure that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

Section 8.5            Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument. Signatures provided by facsimile transmission or in Adobe Portable Document Format (PDF) sent by electronic mail shall be deemed to be original signatures.

Section 8.6            Entire Agreement; No Third Party Beneficiaries. This Agreement constitutes the entire agreement and supersede all prior agreements and understandings both written and oral (including any letter of intent, memorandum of understanding electronic communicators, e-mail or term sheet), between the Parties with respect to the subject matter hereof. Except as specifically provided herein, this Agreements is not intended to confer upon any Person other than the Parties any rights or remedies hereunder.

Section 8.7            Governing Law. This Agreement and all matters arising directly or indirectly herefrom shall be governed by and construed and enforced in accordance with the laws of the State of New York applicable to agreements made and to be performed entirely in such state, without giving effect to the conflict of law principles thereof.

Section 8.8            Jurisdiction; Venue, Service of Process. Buyer and Seller each agrees to irrevocably submit to the sole and exclusive jurisdiction of the state and federal courts located in New York County, New York for any suit, action or other proceeding arising out of this Agreement or any transaction contemplated hereby, and hereby waives any objection to the laying of venue in such courts. Each Party agrees that service of any process, summons, notice or document by U.S. registered mail or recognized international courier service to such Party’s address set forth in this Agreement shall be effective service of process.

Section 8.9            Publicity. Neither Party will make any public announcement concerning, or otherwise publicly disclose, any information with respect to the transactions contemplated by this Agreement or any of the terms and conditions hereof without the prior written consent of the other Party. Notwithstanding the foregoing (a) either Party may make any public disclosure concerning the transactions contemplated hereby that in the opinion of such Party’s counsel may be required by any Government Rule or the rules of any stock exchange on which such Party’s or any of its Affiliates’ securities trade and (b) Buyer may publicize its development of the Compounds, the Technology and/or any resulting Products without approval from Seller.

Section 8.10          Assignment. Neither Party may assign its rights or obligations under this Agreement without the prior, written consent of the other Party; provided, however, that notwithstanding the foregoing, either Party may assign its rights and obligations under this Agreement, without any obligation to obtain the other Party’s consent, to (i) any of its Affiliates or (ii) in connection with any merger, consolidation, sale of all or substantially all of the assets of such Party (or, in the case of Buyer, Buyer’s business related to the Product) or any similar transaction. Any permitted assignee or successor-in-interest will assume all obligations of its assignor under this Agreement. No assignment will relieve either Party of its responsibility for the performance of any obligation. This Agreement will be binding upon and inure to the benefit of the Parties hereto and their respective successors and permitted assigns.

Section 8.11          Amendments and Waivers. This Agreement may not be amended except by an instrument in writing signed by both Parties. Each Party may, by a signed written instrument, waive compliance by the other Party with any term or provision of this Agreement that such other Party was obligated to comply with or perform.

[Remainder of Page Intentionally Left Blank- Signature Page to Follow]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be signed by their respective representatives thereunto duly authorized, all as of the date first written above.

TONIX PHARMACEUTICALS, INC.		TRIMARAN PHARMA, INC.

By:	/s/ Seth Lederman	By:	/s/ Walter Piskorski

Name:	Seth Lederman, M.D.	Name:	Walter Piskorski

Title:	Chief Executive Officer	Title:	Pres. & CEO

Seller Shareholders
(solely for the purposes of Section 3.1(b), Section 6.1, Section 6.2 and Exhibit F):

By:	/s/ Walter Piskorski

Name: Walter Piskorski

By:	/s/ Frank Bymaster

Name: Frank Bymaster

By:	/s/ Timothy Hsu

Name: Timothy Hsu, M.D.

By:	/s/ Aloke Dutta

Name: Aloke Dutta, Ph.D.

[signature page to Asset Purchase Agreement]

EXHIBIT A
Certain Assumed Liabilities

Final accounting and distribution for the following may be changed by mutual agreement of the Parties.

[***]	$[***]
[***]	$[***]
[***]	$[***]
[***]	$[***]
[***]	$[***]
[***]	$[***]
Total	$[***]

Note 1: Expense reimbursements cover various expenses such as GoDaddy web hosting, email account hosting, franchise tax payments. With regard to the expense reimbursement for [***], $[***]is for a license fee payment to WSU, and the remainder is for travel expenses, meeting registration fees, attendance expenses and other associated expenses.

Note 2: Expense reimbursements are not income and should not generate a Form1099.

Note 3: With regard to the expenses reimbursements for [***], Buyer may issue one payment to [***]who will then pay [***].

EXHIBIT B
Certain Compounds

[***]

EXHIBIT C
Certain Patent Rights

Application Type / Country	Serial No	Filing Date	Title	Patent Number	Issue Date	Status
[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]

EXHIBIT D
Certain Transferred Contracts

None. Other than the License with Wayne State Univ., TRImaran has not executed any other contracts.

EXHIBIT E

Distribution of Consideration

[***]

EXHIBIT F
Form of Lock-Up Agreement

Lock-Up Agreement

August __, 2019

Tonix Pharmaceuticals Holding Corp.

509 Madison Avenue, Suite 1608

New York, New York 10022

Ladies and Gentlemen:

The undersigned understands that TRImaran Pharma, Inc. (“TRImaran”), a Delaware corporation, propose to enter into an Asset Purchase Agreement (the “Agreement”) with Tonix Pharmaceuticals, Inc. (“TPI”), a Delaware corporation and wholly owned subsidiary of Tonix Pharmaceuticals Holding Corp., a Nevada corporation (the “Company”), providing for, at TPI’s option upon occurrence of certain milestones as set forth in the Agreement (each, a “Milestone”), the issuance of shares of common stock, par value $0.001 per share, of the Company (the “Common Shares”). Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Agreement.

To induce TPI to enter into the Agreement, the undersigned hereby agrees that, without the prior written consent of the Company, the undersigned will not, during the period commencing on the date hereof and ending six (6) months after the date on which any Common Shares are issued to the undersigned with respect to a given Milestone (the “Lock-Up Period”), (1) offer, pledge, sell, contract to sell, grant, lend, or otherwise transfer or dispose of, directly or indirectly, any Common Shares issued with respect to that Milestone or any securities convertible into or exercisable or exchangeable for such Common Shares, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition (collectively, the “Lock-Up Securities”); (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Lock-Up Securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Lock-Up Securities, in cash or otherwise; or (3) publicly disclose the intention to make any offer, sale, pledge or disposition, or to enter into any transaction, swap, hedge or other arrangement relating to any Lock-Up Securities. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s Lock-Up Securities except in compliance with this lock-up agreement.

The undersigned understands that the Company and TPI are relying upon this lock-up agreement in proceeding toward execution of the Agreement. The undersigned further understands that this lock-up agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.

[Remainder of Page Intentionally Blank]

Very truly yours,

(Name - Please Print)

(Signature)

(Name of Signatory, in the case of entities - Please Print)

(Title of Signatory, in the case of entities - Please Print)

Address:

[signature page to Lock-Up Agreement]